Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 17, 2017, relating to the consolidated financial statements of Alliance MMA, Inc., which appear in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

Marlton, New Jersey

November 2, 2017